Exhibit 99.2
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on June 23, 2021. Have your C/O AMERICAN STOCK TRANSFER proxy card in hand when you access the website and follow the instructions to
59 MAIDEN LANE obtain your records and to create an electronic voting instruction form.
NEW YORK, NY 10038
During The Meeting— Go to www.virtualshareholdermeeting.com/COHR2021SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on June 23, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D54479-S23671 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
COHERENT, INC.
Coherent’s Board of Directors recommends you vote “FOR” the following proposals: For Against Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 25, 2021, by and among Coherent, Inc., II-VI Incorporated and Watson Merger Sub ! ! ! Inc. (the “merger agreement”)
2. To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Coherent’s named executive officers in ! ! ! connection with the transactions contemplated by the merger agreement
3. To adjourn Coherent’s special meeting of stockholders (the “Special Meeting”), if necessary or appropriate, to solicit additional proxies if, immediately ! ! ! prior to such adjournment, there are not sufficient votes to approve the Coherent merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Coherent stockholders
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the Special Meeting, the person named in this proxy will vote in their discretion.
Coherent’s stockholders of record at the close of business on May 17, 2021 are entitled to vote at the Special Meeting via webcast at www.virtualshareholdermeeting.com/COHR2021SM. However, to assure your representation at the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope for that purpose, or vote by telephone or via the Internet.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.
PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
D54480-S23671
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COHERENT, INC.
Special Meeting of Stockholders June 24, 2021, 8:30 a.m., Pacific Time via virtual meeting
The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice and Proxy Statement, each dated May 6, 2021, and hereby revokes all previous proxies and appoints Andreas W. Mattes and Bret M. DiMarco, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of COHERENT, INC. to be held on Thursday, June 24, 2021, at 8:30 a.m., Pacific Time, by means of remote communication via live webcast at www.virtualshareholdermeeting.com/COHR2021SM and at any postponement(s) or adjournment(s) thereof and to vote all shares of Coherent, Inc. common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS THE PROXIES NAMED ABOVE DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE